                                                               EXHIBIT 99.3


  SHARES HELD OF RECORD BY THE TRUSTEE OF THE HEALTHTRUST, INC.--THE HOSPITAL
                           COMPANY RETIREMENT PROGRAM

                     HEALTHTRUST, INC.-THE HOSPITAL COMPANY
                        CONFIDENTIAL VOTING INSTRUCTIONS

  The undersigned hereby directs the Trustee of the Healthtrust, Inc.-The Hospital Company Retirement Program to vote the shares of common stock, par value $.001 per share (the "Common Stock"), of Healthtrust, Inc.-The Hospital Company, a Delaware corporation ("Healthtrust"), allocated to the account of the undersigned as of January 11, 1995 pursuant to the Retirement Program at the Special Meeting of Stockholders (the "Meeting") of Healthtrust to be held on February 28, 1995 and at any adjournments or postponements thereof as follows:

To approve and adopt an Agreement and Plan of Merger dated as of October 4, 1994 among Columbia/HCA Healthcare Corporation ("Columbia"), COL Acquisition Corporation ("Columbia Sub") and Healthtrust, pursuant to which, among other things (a) Columbia Sub would be merged with and into Healthtrust (the "Merger"), and (b) each stockholder of Healthtrust would receive for each share of Common Stock owned as of the effective time of the Merger 0.88 of a share of Common Stock, par value $.01, of Columbia as described in the Joint Proxy Statement/Prospectus relating to the Meeting (receipt of which is hereby acknowledged).

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

 UNDER CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY BE REQUIRED TO DIRECT THE VOTING
                OF SHARES FOR WHICH NO DIRECTIONS ARE RECEIVED.

  Please date, sign, and mail this card in the enclosed envelope. No postage is required.

                                                  Date: _________________, 1995

                                                  -----------------------------
                                                  Signature of Participant

                                                  Please date this card and
                                                  sign your name exactly as it
                                                  appears hereon. When signing
                                                  as an attorney, administra-
                                                  tor, executor, guardian, or
                                                  trustee, please add your ti-
                                                  tle as such. If executed by
                                                  a corporation, the card
                                                  should be signed by a duly
                                                  authorized officer.